EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement under the Securities Act of 1933 (File No. 333-81123) of our report dated August 14, 1998 included in Synetic, Inc.'s Form 10-K for the fiscal year ended June 30, 1998 and to all references to our Firm included in this registration statement.


                                              /s/ Arthur Andersen LLP

                                              ARTHUR ANDERSEN LLP

New York, New York
July 23, 1999